Exhibit 4.2
COMSTOCK RESOURCES, INC.,
GUARANTORS
NAMED HEREIN
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

SIXTH SUPPLEMENTAL INDENTURE
dated as of March 14, 2011
to
INDENTURE
dated as of February 25, 2004

6 7/8% Senior Notes due 2012

     This SIXTH SUPPLEMENTAL INDENTURE, dated as of March 14, 2011, is among COMSTOCK RESOURCES, INC., a Nevada corporation (the “Company”), the GUARANTORS (as defined in the Indenture) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor in interest to THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture (as defined below and as supplemented hereby).
     WHEREAS, the Company, certain Subsidiaries of the Company and the predecessor in interest to the Trustee entered into an Indenture, dated as of February 25, 2004 (the “Original Indenture”), as the same was amended and supplemented by that certain First Supplemental Indenture dated as of February 25, 2004 (the “First Supplemental Indenture”), and by that certain Second Supplemental Indenture dated as of March 11, 2004 (the “Second Supplemental Indenture”), and by that certain Third Supplemental Indenture dated July 16, 2004 (the “Third Supplemental Indenture”), and by that certain Fourth Supplemental Indenture dated May 20, 2005 (the “Fourth Supplemental Indenture”), and by that certain Fifth Supplemental Indenture dated as of April 30, 2010 (the “Fifth Supplemental Indenture” and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of the Company’s 6 7/8% Senior Notes due 2012;
     WHEREAS, the parties hereto desire to modify and amend the Indenture to remove certain covenants therefrom; and
     WHEREAS, the Holders of at least a majority in aggregate principal amount of Outstanding Securities have consented to the amendments contained herein as required by Section 5.2 of the Indenture;
     NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Indenture and in this Sixth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE I
     Section 1.1 Deletion of Covenants. Effective as of the date hereof, each of the following sections of the First Supplemental Indenture (each, a “Deleted Covenant”), together with all references to any such section set forth in the Indenture, are hereby deleted in their entirety:

Section 6.4	Payment of Taxes; Maintenance of Properties; Insurance

Section 6.5	Statement by Officers as to Default

Section 6.6	Provision of Financial Information

Section 6.7	Limitation on Restricted Payments

Section 6.8	Limitation on Guarantees by Restricted Subsidiaries

Section 6.9	Limitation on Indebtedness and Disqualified Capital Stock

Section 6.10	Additional Guarantors

Section 6.11	Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries

Section 6.12	Limitation on Liens

Section 6.15	Limitation on Transactions with Affiliates

Section 6.16	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

Section 6.17	Limitation on Sale and Leaseback Transactions.
     Section 1.2 Covenant Concerning Certain Events of Default. Effective as of the date hereof, subsections (e) and (g) of Section 3.1 of the First Supplemental Indenture are hereby deleted in their entireties.
     Section 1.3 Provision Concerning Company May Consolidate, Etc. Effective as of the date hereof, subsection (c) of Section 4.1 of the First Supplemental Indenture is hereby deleted in its entirety.
     Section 1.4 Deletion of Definitions. Effective as of the date hereof, all definitions set forth in Section 1.1 of the First Supplemental Indenture which are referenced in or relate solely to the Deleted Covenants or of the First Supplemental Indenture are herby deleted in their entireties.
     Section 1.5 Provision Concerning Notice to Trustee. Effective as of the date hereof, Section 7.1 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
     “Section 7.1 Notice to Trustee.
     If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.
     The Company shall give each notice to the Trustee provided for in this Section at least 4 Business Days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 7.2 to the Holders of Securities to be redeemed.”

     Section 1.6 Provision Concerning Notice of Redemption. Effective as of the date hereof, Section 7.3 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
     “Section 7.3 Notice of Redemption.
     Notice of redemption shall be given in the manner provided for in Section 10.3 hereof not less than 3 Business Days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.
     All notices of redemption shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed;
     (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 7.5 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and
     (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.”
     Section 1.7 Paragraph 7 of the Securities. Effective as of the date hereof, Paragraph 7 of the Securities is hereby deleted in its entirety and replaced with the following:
     “7. Notice of Redemption.
     Notice of redemption will be sent at least 3 Business Days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.”
ARTICLE II
     Section 2.1 Ratification of Indenture.
     As supplemented by this Sixth Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 2.2 Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any provision of the Trust Indenture Act, such required provisions shall control.
     Section 2.3 Counterparts.
     This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 2.4 Governing Law.
     This Sixth Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
     Section 2.5 Trustee Not Responsible for Recitals.
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first above written.

COMPANY: COMSTOCK RESOURCES, INC.
By:	/s/ ROLAND O. BURNS
Roland O. Burns Senior Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTORS: COMSTOCK OIL & GAS, LP
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting in its capacity as the sole member of Comstock Oil & Gas GP, LLC, a Nevada limited liability company, and as the sole member of such entity, acting on behalf of such entity in such entity's capacity as the sole general partner of Comstock Oil & Gas, LP, a Nevada limited partnership

COMSTOCK OIL & GAS HOLDINGS, INC.
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer
[Signature Pages Continue]
Signature Page to Sixth Supplemental Indenture

COMSTOCK OIL & GAS-LOUISIANA, LLC
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

COMSTOCK OIL & GAS GP, LLC
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting on behalf of such entity in its capacity as the sole member of Comstock Oil & Gas GP, LLC

COMSTOCK OIL & GAS INVESTMENTS, LLC
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Manager
[Signature Pages Continue]
Signature Page to Sixth Supplemental Indenture

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ JULIE HOFFMAN-RAMOS
Name: Julie Hoffman-Ramos
Title: Senior Associate

Signature Page to Sixth Supplemental Indenture